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EXHIBIT 4.4


                                FTD CORPORATION

                         FORM OF SUBSCRIPTION AGREEMENT

      THE OFFERING WILL TERMINATE AT 5:00 P.M., NEW YORK CITY TIME, ON ________ __, 199_ (THE "EXPIRATION DATE"). SUBSCRIPTION
      AGREEMENTS MUST BE RECEIVED BY FTD CORPORATION BY 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.




                             [AFFIX LABEL HERE]
                     Initial Allocation of Shares [    ]


     On the terms and subject to the conditions set forth in this Agreement, I hereby subscribe for and agree to purchase the number of shares (the "Shares") of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of FTD Corporation (the "Company") indicated below in the box entitled "Shares
To Be Purchased," at a price of $[    ] per Share.  I acknowledge that I am
an Active Member of FTD Association (as such term is defined in the Articles of Incorporation of FTD Association) and am therefore entitled to purchase the Shares, provided, however, that the Company shall have no obligation to sell any Shares to any Active Member who is a resident of a jurisdiction in which the sale of Class A Common Stock to him would constitute a violation of the securities, "Blue Sky" or other laws of such jurisdiction. See "THE OFFERING" section of the Prospectus, dated ________ __, 199_ (the "Prospectus"), for a complete description of the procedures for subscribing for Shares of Class A Common Stock. For a description of certain of the risks associated with an investment in the Shares, see the information set forth in the Prospectus under the heading "RISK FACTORS."

RESTRICTIONS ON TRANSFER OF COMMON STOCK; OPTIONAL REDEMPTION

     By executing this Agreement, I agree to be bound by the restrictions on transfer of the Shares and the provisions regarding optional redemption of the Shares by the Company under certain circumstances, all as set forth in more detail on the attached Exhibit A.


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                                FTD CORPORATION

                             INVESTMENT PROCEDURES

Prospective investors should complete the following steps prior to 5:00 p.m. on the Expiration Date:

      (1) Complete and return this Subscription Agreement by mail, overnight delivery or hand delivery to:

                        American Stock Transfer & Trust Company
                        40 Wall Street, 46th Floor
                        New York, New York 10005
                        Attn:  FTD Member Offering

      (2) Upon acceptance of the subscription, a copy of the executed Subscription Agreement, signed as accepted on behalf of the Company, will be returned to the investor.



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                           PAYMENT OF PURCHASE PRICE

     I agree that I will be billed through Florists' Transworld Delivery, Inc.'s ("FTD") Clearinghouse system for the aggregate purchase price of the Shares (the "Purchase Price"). I further agree that if I fail to pay any portion of my bill for the Purchase Price by ________ __, 199_, unless extended at the Company's discretion for up to an additional sixty-day period (the "Final Payment Date"), I will not be entitled to purchase Shares, and this Agreement will automatically terminate and the billing for the Purchase Price will be reversed. As soon as practicable following the Final Payment Date, the Company will deliver to me a duly executed stock certificate representing the Shares, registered as set forth herein.

     To the extent that other Active Members of FTD Association do not purchase the Shares of Class A Common Stock allocated to them ("Unsubscribed Shares"), the Company may elect, at its sole discretion and in a manner the Company deems appropriate, to reoffer the Unsubscribed Shares to other Active Members. I understand that if I would like to purchase any Unsubscribed Shares, I should, ox captioned "Shares To Be Purchased," indicate the maximum number of additional shares of Class A Common Stock I would like to purchase, in addition to my Initial Allocation. I understand the Company will notify me of the total number of Shares of Class A Common Stock allotted to me and the total purchase price for such Shares following the Expiration Date.

     If this Agreement is executed on behalf of a corporation, partnership, trust or other entity, I represent that the person(s) signing this Agreement has/have been duly authorized to execute this Agreement and all other instruments in connection with the purchase of the Shares and the signature(s) is/are binding upon such corporation, partnership, trust or other entity. The Company retains the right to request the production of an appropriate certification of such authorization.

     In the event there is any conflict between this Agreement and the Prospectus, the terms set forth in the Prospectus shall be controlling.

     This Agreement constitutes the entire agreement between the parties hereto with respect to the offering and sale of the Shares hereof and may be amended only in writing by the parties to be bound hereby.

                           __________________________

     Shares will be issued in the name(s) and sent to the address specified in the box captioned "Stock Registration."


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                             SHARES TO BE PURCHASED

Initial Allocation:

Instruction:  Your "Initial Allocation" is the number of Shares set forth on the cover letter accompanying this Subscription Agreement. You may subscribe to purchase your Initial Allocation in full (or, if your Initial Allocation exceeds 100 Shares, you may subscribe to purchase any number of Shares not less than 100 but not greater than your Initial Allocation). Indicate below the number of shares you will purchase. Please complete the following sentence:


     I HEREBY SUBSCRIBE TO PURCHASE FROM THE COMPANY _______________________
SHARES AT A PURCHASE PRICE OF $[       ] PER SHARE.


REQUEST TO PURCHASE ADDITIONAL SHARES:

Instruction:         Indicate below the maximum number of additional Shares you agree to purchase if Unsubscribed Shares are available.
                     FTD Corporation cannot guarantee that any Unsubscribed
                     Shares will be available. Please complete the following sentence:


     I HEREBY SUBSCRIBE TO PURCHASE FROM THE COMPANY UP TO ___________________
ADDITIONAL SHARES AT A PURCHASE PRICE OF $[    ] PER SHARE IF UNSUBSCRIBED
SHARES ARE AVAILABLE.




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                               STOCK REGISTRATION
                (See Guidelines for Registering Stock on page 8)



 __________________________________________      ___________________________
 Name(s) in which stock is to be registered            Member Code #

 __________________________________________      ___________________________
 Name(s) in which stock is to be registered            Member Code #



       _____________________________________________________________________
                                 Street Address


       ____________________________________      ___________________________
       City                                            County

       ____________________________________      ___________________________
       State                                           Zip Code


 ___________________________________________________________________________
                        Social Security or Tax ID Number


 Day Telephone     __________________________________

 Evening Telephone ___________________________________

 The manner of ownership shall be:

 []   Individual
 []   Joint Tenants
 []   Tenants in Common
 []   Other _______________________________________________________
            (write in corporation, partnership, trust, estate, etc.)

 Delivery of stock certificate will be made to the address you specify above.

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                              SUBSTITUTE FORM W-9

[ ] CHECK THIS BOX IF THE FOLLOWING STATEMENT IS TRUE: I AM NOT SUBJECT TO BACKUP WITHHOLDING EITHER (1) BECAUSE I AM EXEMPT FROM BACKUP WITHHOLDING, (2) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (3) THE INTERNAL REVENUE SERVICE HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING. UNDER THE PENALTY OF PERJURY, I CERTIFY, BY SIGNING THIS AGREEMENT BELOW, THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE SOCIAL SECURITY NUMBER OR TAXPAYER IDENTIFICATION NUMBER GIVEN ABOVE, IS TRUE, CORRECT AND COMPLETE.




________________________________________________________________________________

                      INSTRUCTIONS FOR SUBSTITUTE FORM W-9


     If the box under the caption "Substitute Form W-9" is not checked, the Company will withhold federal income taxes from any dividends the Company pays on the Class A Common Stock. Therefore, if the statement next to such box is true, it is in the Participating Member's best interest to check the indicated box, as this will increase the amount received by the Participating Member if and when dividends are paid by the Company on the Shares.

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                                 ACKNOWLEDGMENT

     I have received and carefully reviewed the Prospectus with respect to the offering and sale of the Shares, including the information set forth under the heading "RISK FACTORS" which describes certain of the risks associated with an investment in the Shares. No information or representations have been given to me by representatives of the Company or anyone else other than those contained in the Prospectus. I understand that I may not sell, transfer or assign this Subscription Agreement, or any interest herein, and I may not transfer or assign the Shares except in accordance with this Subscription Agreement and applicable laws.

     This Subscription Agreement cannot be revoked by me and it shall become an agreement binding on the Company only upon its acceptance by the Company.
After acceptance by the Company, this Subscription Agreement shall also be binding on my heirs, estate, legal representatives, assigns and successors, and shall survive my death, disability or dissolution.

     THIS SUBSCRIPTION AGREEMENT MUST BE RECEIVED BY 5:00 P.M. NEW YORK CITY TIME ON ________ __, 199_ IN ORDER TO PARTICIPATE IN THE OFFERING. RETURN YOUR COMPLETED SUBSCRIPTION AGREEMENT IN THE ENVELOPE PROVIDED.


                         SIGNATURE(S) OF STOCKHOLDER(S)
                (See Guidelines for Registering Stock on Page 8)

NOTE: THIS SUBSCRIPTION AGREEMENT IS NOT VALID UNLESS SIGNED.

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

___________________________________________     _______________________
Signature                                       Date
___________________________________________     _______________________
Signature                                       Date

___________________________________________________________
Title (if subscribing as custodian, corporate officer, etc.)


                                   ACCEPTANCE

     Accepted and agreed for __________________ Shares of Class A Common Stock at a total Purchase Price of $___________________.

FTD Corporation

By:___________________________
     Authorized Officer


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================================================================================

                        GUIDELINES FOR REGISTERING STOCK

     For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will use in issuing your FTD Corporation Stock Certificate(s). If you have any questions, please consult your legal advisor.

     Stock ownership must be registered in one of the following manners.

--------------------------------------------------------------------------------

GENERAL INSTRUCTIONS:      o    Include the first name, middle initial and last
                                name of each person listed. Avoid the use of an initial in place of the first name.

                           o Do not use titles such as "Mr.," "Mrs.," "Dr.", etc.

                           o Omit words that do not affect ownership rights such as "special account," "personal property," etc.

                           o    Check the appropriate space in the box
                                captioned "Stock Registration" to indicate manner of ownership.

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INDIVIDUAL:                Instructions:  In the box captioned "Stock
                           Registration," print the first name, middle initial and last name of the stockholder. In the box captioned "Signature(s) of Stockholder(s)," the stockholder must sign his or her name.

--------------------------------------------------------------------------------

JOINT TENANTS:             Joint Tenancy with Right of Survivorship identifies
                           two or more persons as owners of the stock. Upon the death of one of the owners, ownership automatically passes to the surviving tenant(s).

                           Instructions:  In the box captioned "Stock
                           Registration," print the first name, middle initial and last name of each joint tenant. In the box captioned "Signature(s) of Stockholder(s)," each stockholder must sign his or her name.

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--------------------------------------------------------------------------------

TENANTS IN COMMON:         Tenants in Common identifies two or more persons as
                           owners of the stock. Upon the death of one co-tenant, ownership of the stock passes to the heirs of the deceased co-tenant and the surviving co-tenant(s).

                           Instructions:  In the box captioned "Stock
                           Registration," print the first name, middle initial and last name of each co-tenant. In the box captioned "Signature(s) of Stockholder(s)," each stockholder must sign his or her name.

--------------------------------------------------------------------------------

CORPORATION OR             Instructions:  In the box captioned "Stock
PARTNERSHIP:               Registration," print the name of the corporation,
                           partnership, trust, estate or other entity. In the box captioned "Signature(s) of Stockholder(s)," the authorized signatory/signatories for the corporation, partnership, trust, estate or other entity must sign his, her or their names, as the case may be.

================================================================================

FOR ASSISTANCE COMPLETING THIS SUBSCRIPTION AGREEMENT OR QUESTIONS REGARDING THE OFFERING, CALL FTD CORPORATION AT (630) 719-7800 AND ASK TO SPEAK TO A REPRESENTATIVE ABOUT THE FTD MEMBER OFFERING.



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                                   EXHIBIT A

                            RESTRICTIONS ON TRANSFER
                      OF COMMON STOCK; OPTIONAL REDEMPTION

     The Participating Member executing the Subscription Agreement to which this exhibit is attached hereby agrees that, until the earlier of (i) three years from the Final Payment Date (as defined in the Subscription Agreement) or
(ii) 180 days after the consummation of an Initial Public Offering (as defined below) (the "Restriction Period"), the Participating Member shall not transfer the Shares except to (1) Family Members (as defined below) or Affiliates (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of the Participating Member or (2) subject to the Company's right of first refusal (as described below), other Active Members of FTD Association in good standing. "Family Members" shall mean with respect to any Participating Member, a spouse, parent, child or any of the lineal descendants of such Participating Member. Rule 12b-2 defines an "Affiliate" of a person to mean a person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the person specified.

     The Participating Member further agrees that, during the Restriction Period, any transfer other than to a Family Member or Affiliate will be subject to the Company's right of first refusal. During the Restriction Period, the Participating Member agrees to give the Company written notice at least 30 days in advance of the proposed sale of Shares (the "Notice Period"), stating the Participating Member's intention to make such sale, the name of the proposed purchaser, the number of Shares to be sold (the "Offered Shares"), the proposed amount and form of consideration to be paid for the Offered Shares (the "Offer Price") and the other material terms upon which such sale is proposed. During the Notice Period, the Company shall have an irrevocable option to purchase all (but not less than all) of the Offered Shares at the applicable Offer Price. The option of the Company shall be exercisable by written notice to the Participating Member given on or before the 30th day of the Notice Period. The Participating Member agrees that, if at the end of the Notice Period the Company has not elected to exercise its option to purchase the Offered Shares, the Participating Member is free, for a period of 20 days following the date the Company's option lapses, to consummate the sale of the Offered Shares to the purchaser at a price equal to or greater than the Offer Price.

     If the Company exercises its option, the closing of the purchase of the Offered Shares with respect to which such option has been exercised shall take place on the 20th business day after the later of (i) the date the Company gives notice of such exercise and the fair market value determination, as provided below, if any, is completed and (ii) the expiration of such time as the Company may reasonably require in order to comply with applicable United States federal and state laws and regulations, which in no event shall be more than 60 days after the date specified in clause (i). Upon exercise by the Company of its option, the Company and the Participating Member shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to make all necessary filings and to secure any approvals required and to comply as soon as practicable with all applicable United States federal and state laws and regulations in connection therewith. If any portion of the Offer Price is proposed to be paid in a form other than

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cash, the Company shall have the option to pay such consideration in the form proposed or in an amount of cash equal to the fair market value of such non-cash consideration. The fair market value of any non-cash consideration shall be determined by the mutual agreement of the Company and the Participating Member or, if they cannot so agree within 20 business days after exercise of the option, by a nationally recognized investment banking firm selected by the Company and the Participating Member (which investment banking firm shall be retained by, and the fees and expenses of which shall be shared equally by the Company on the one hand, and the Participating Member on the other hand). No transfer to another Active Member may occur in accordance with these provisions unless the transferee shall agree to be bound, to the same extent as the Participating Member, by the terms of the Subscription Agreement. Such agreement shall be evidenced by the acceptance by the transferee of securities containing the legend set forth below.

     "Initial Public Offering" shall mean the sale of Class A Common Stock to the public in an offering pursuant to an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which results in an active trading market in the Class A Common Stock (such an active trading market shall be deemed to exist if, among other things, the Class A Common Stock is listed on a national securities exchange or on the Nasdaq National Market); provided that an Initial Public Offering does not include an offering made in connection with a business acquisition or combination or any employee benefit plan or an offering of securities by the Company solely to members of FTD Association.

     The certificates representing the Shares shall contain a legend in substantially the following form:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SUBSCRIPTION AGREEMENT BETWEEN FTD CORPORATION (THE "COMPANY") AND THE ORIGINAL HOLDER OF THIS SECURITY, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SUBSCRIPTION AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH SUBSCRIPTION AGREEMENT, INCLUDING RESTRICTIONS RELATING TO THE TRANSFER OF SECURITIES REPRESENTED HEREBY.

     The Participating Member hereby agrees that if the Participating Member ceases to be an Active Member of FTD Association during the Restriction Period, the Company will have the irrevocable option for a period of 60 days following the date the Participating Member ceases to be an Active Member to redeem any Shares held by the Participating Member or any Family Member or Affiliate of the Participating Member to which such Shares have been transferred at the greater of (i) the then Fair Market Value (as defined below) of the Shares or
(ii) $[     ] per

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Share.  The Participating Member agrees to give the Company prompt notice that the Participating Member has ceased to be an Active Member.

     "Fair Market Value" as applied to any Shares shall mean the value of such Shares, determined in good faith by an officer of the Company, in his sole judgment, based on the earnings, book value and prospects of the Company in light of market conditions generally.

     The Participating Member hereby agrees that if the funds necessary to consummate any such purchase of his, her or their Shares, as the case may be, have been duly provided by the Company and are available to the Participating Member on the date of purchase fixed in the written demand addressed to the stockholder, then from and after such date all rights and privileges incident to the ownership of the Shares (including, but not limited to, the right of dividends thereon) shall cease, except the right to receive the purchase price plus a sum equal to any dividends declared but remaining unpaid on the date of purchase without interest; and from and after such date of purchase the Company shall be at liberty to cancel the certificate or certificates representing said Shares upon the books of the Company.




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